                                                                    Exhibit 4.7

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 19, 2007, among the guarantors party hereto (the “New Guarantors”), each a subsidiary of FREEPORT-MCMORAN COPPER & GOLD INC. (or its successor), a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of January 29, 2003, providing for the issuance of an unlimited amount of 10 1/8% Senior Notes due 2010 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(iv) of the Indenture, the Trustee, the Company and any existing guarantors (the “Existing Guarantors”) are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS:

FREEPORT-MCMORAN COPPER & GOLD INVESTMENT CO., S.A.
FREEPORT-MCMORAN SPAIN INC.
INTERNATIONAL SUPPORT INC.

By: _/s/ Kathleen L. Quirk___________
Name: Kathleen L. Quirk
Title: Treasurer

INTERNATIONAL AIR CAPITAL INC.

By: __/s/ Kathleen L. Quirk_______
Name: Kathleen L. Quirk
Title: Senior Vice President and Treasurer

FREEPORT RESEARCH AND ENGINEERING COMPANY

By: __/s/ Richard C. Adkerson___
Name Richard C. Adkerson
Title: Chairman of the Board and President

INTERNATIONAL PURVEYORS INC.

By: __/s/ Richard C. Adkerson_______
Name: Richard C. Adkerson
Title: President

FCX INVESTMENT LLC

By: __/s/ Dean T. Falgoust__________
Name: Dean T. Falgoust
Title: Vice President

CHINO ACQUISITION INC.
CHINO MINES COMPANY
CLIMAX ENGINEERED MATERIALS, LLC
CLIMAX MOLYBDENUM COMPANY
CYPRUS AMAX MINERALS COMPANY
CYPRUS CLIMAX METALS COMPANY
CYPRUS EL ABRA CORPORATION
CYPRUS METALS COMPANY
PD CHILE HOLDING COMPANY LIMITADA
PD CHILE INVESTMENTS, LLC
PHELPS DODGE BAGDAD, INC.
PHELPS DODGE CHICAGO ROD, INC.
PHELPS DODGE CHINO, INC.
PHELPS DODGE EXPLORATION CORPORATION
PHELPS DODGE INDUSTRIES, INC.
PHELPS DODGE MIAMI, INC.
PHELPS DODGE REFINING CORPORATION
PHELPS DODGE SAFFORD, INC.
PHELPS DODGE SALES COMPANY, INCORPORATED
PHELPS DODGE SIERRITA, INC.
PHELPS DODGE TYRONE, INC.
TYRONE MINING, LLC

By: _/s/ S. David Colton___________
Name: S. David Colton
Title: Senior Vice President

PD CHILE FINANCE COMPANY

By: __/s/ S. David Colton__________
Name: S. David Colton
Title: Vice President

CLIMAX MOLYBDENUM MARKETING CORPORATION
KINETICS CLIMAX, INC.

By: _/s/ Stanton K. Rideout__________
Name: Stanton K. Rideout
Title: Vice President

PHELPS DODGE CORPORATION

By: ___/s/ S. David Colton__________________________
Name: _S. David Colton_____________________________
Title: __Senior Vice President and General Counsel________

COMPANY:

FREEPORT-MCMORAN COPPER & GOLD INC.

By: __/s/ Kathleen L. Quirk___________________
Name: Kathleen L. Quirk
Title: Senior Vice President, Chief Financial Officer and
Treasurer

TRUSTEE:

THE BANK OF NEW YORK, as Trustee,

By: ___/s/ Robert A. Massimillo______________________
Name: _Robert A. Massimillo_______________________
Title: __Vice President_____________________________